UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	September 5, 2014

Wells Real Estate Fund XIII, L.P.
(Exact Name of Registrant as Specified in Charter)

Georgia	000-49633	58-2438244
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6200 The Corners Parkway, Norcross, Georgia	30092-3365
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 449-7800

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Siemens - Orlando Building
On September 5, 2014, Fund XIII and Fund XIV Associates (“Fund XIII-XIV Associates”), a joint venture partnership between Wells Real Estate Fund XIII, L.P. (the “Registrant”) and Wells Real Estate Fund XIV, L.P. entered into the third amendment to an agreement to sell two single-story office buildings containing approximately 82,000 rentable square feet and located in Orlando, Florida ("Siemens - Orlando Building") to Owens Realty Capital, LLC., an unaffiliated third party (the "Buyer"), for a gross sales price of $14,320,000, exclusive of closing costs. The amendment extends the financing contingency date to September 26, 2014. An additional earnest money deposit of $100,000 is due from the Buyer prior to the end of the financing contingency period and the earnest money deposits, totaling $450,000, will become non-refundable upon the satisfaction of the financing contingency. The Registrant expects the closing of this transaction to occur during the third quarter of 2014; however, there are no assurances regarding when or if this sale will be completed. The Registrant holds an equity interest of approximately 47% in Fund XIII-XIV Associates, which owns 100% of the Siemens-Orlando Building.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS REAL ESTATE FUND XIII, L.P. (Registrant)

By:	WELLS CAPITAL, INC. General Partner

By:	/s/ Randy A. Simmons Randy A. Simmons Senior Vice President

Date: September 11, 2014